AMENDMENT NO. 11
                                       TO
                     ALLTEL CORPORATION PROFIT-SHARING PLAN
                          (January 1, 1994 Restatement)


                  WHEREAS, ALLTEL Corporation (the "Company") maintains the ALLTEL Corporation Profit-Sharing Plan, as amended and restated effective January 1, 1994 and subsequently further amended (the "Plan"); and

                  WHEREAS, the Company desires further to amend the Plan;

                  NOW, THEREFORE, BE IT RESOLVED, that the Company hereby amends the Plan in the respects hereinafter set forth:

                  Effective with respect to periods beginning on and after April 22, 1999, Section 11.01 of the Plan is amended to provide as follows:

         11.01    Composition of Trust Fund
                  -------------------------

                  All amounts contributed to the Plan, as increased or decreased by income, expenditure, appreciation and depreciation, shall constitute a single fund known as the Trust Fund. The Trust Fund shall be invested in an Investment Fund A and a Guaranteed Principal Investment Fund in accordance with the following:

                  (a) The assets of Investment Fund A shall be invested in accordance with the provisions of the Trust Agreement, except that notwithstanding the provisions of the Trust Agreement:

                           (1) 20% of the annual Employer Contribution to the Plan allocable to Investment Fund A shall be invested in the ALLTEL Corporation Common Stock Fund (as described in the Trust Agreement and the Trust Agreement for ALLTEL Corporation Master Trust) (the "ALLTEL Stock Fund") if as of the end of the Plan Year immediately preceding the date on which such Employer Contribution is made the value of the assets of Investment Fund A invested in the ALLTEL Stock Fund did not exceed 35% of the total value of the assets of Investment Fund A.

                           (2) The investment of assets of Investment Fund A in the ALLTEL Stock Fund existing as of April 22, 1999 shall not be reduced by investment allocation(s) of assets of Investment Fund A from the ALLTEL Stock Fund to any other investment fund(s) (and all dividends, distributions, and proceeds with respect to assets invested in the ALLTEL Stock Fund shall be allocated to the ALLTEL Stock Fund) or by the charging of payments and disbursements from the Trust to the

                                    ALLTEL Stock Fund, except: (A) to the extent that allocation of the investment of assets of Investment Fund A from the ALLTEL Stock Fund to any other investment fund(s) or charging of payments and disbursements from the Trust to the ALLTEL Stock Fund does not reduce the amount of the assets of Investment Fund A invested in the ALLTEL Stock Fund to less than approximately 35% of the total value of the assets of Investment Fund A; (B) payment of the cost of acquisition, sale, or exchange (including brokerage costs) of any security or other property held in the ALLTEL Stock Fund shall be charged to the ALLTEL Stock Fund; (C) administrative expenses of the Plan and Trust shall be charged against the ALLTEL Stock Fund to the extent directed by the Pension Investment Committee; and (D) to the extent that the Pension Investment Committee determines that current payments and disbursements from the Trust allocable to Investment Fund A will exceed the amount of assets of Investment Fund A that are not invested in the ALLTEL Stock Fund.

                           Notwithstanding the foregoing, the investment of assets in Investment Fund A shall be subject to limitations under ERISA and Section 401(a) of the Code and regulations issued thereunder.

                  (b) The assets of the Guaranteed Principal Investment Fund shall be invested in accordance with the Trust Agreement, except that notwithstanding the provisions of the Trust Agreement the assets of the Guaranteed Principal Fund shall be invested (directly or indirectly) in certificates of deposits, time deposit accounts, money market funds, guaranteed investment contracts or similar investments designed to protect the principal invested therein.

                  The interest of each Participant or Beneficiary under the Plan in Investment Fund A or in the Guaranteed Principal Investment Fund, as applicable, shall be an undivided interest.

                  IN WITNESS WHEREOF, the Company, by its duly authorized officer, has caused this Amendment to be executed on this 23rd day of April, 1999


                                             ALLTEL CORPORATION


                                             By:/s/John L. Comparin
                                                --------------------------------
                                                Title:  Sr. V.P. Human Resources